Exhibit 99.1

Silicon Labs Announces CFO Transition

John Hollister will depart to join partner GlobalFoundries as CFO; CAO Mark Mauldin to be named interim CFO

AUSTIN, Texas – December 11, 2023 – Silicon Labs (NASDAQ: SLAB), a leader in secure, intelligent wireless technology for a more connected world, announced that John Hollister will step down as chief financial officer (CFO) to join partner GlobalFoundries as its CFO. Mark Mauldin, Silicon Labs’ chief accounting officer, will work closely with Hollister to transition responsibilities and will be named interim chief financial officer when the handover is completed by February 2, 2024. Silicon Labs is conducting a search for a new CFO to continue to scale the company as a leader in embedded wireless solutions for the Internet of Things.

“We thank John for his 20 years of service to Silicon Labs, ten of those as chief financial officer. His accomplishments in supporting Silicon Labs’ growth clearly caught the attention of our long-standing partner, GlobalFoundries,” said Matt Johnson, President and Chief Executive Officer at Silicon Labs. “Under John’s financial leadership, Silicon Labs has consistently outperformed the market and established a strong foundation for continued long-term growth.”

“I’m grateful for my time at Silicon Labs and proud of all that we’ve accomplished. Through a combination of strong organic growth, strategic M&A, disciplined financial management, and a pivotal divestiture two years ago, we have created the world’s leading IoT pure-play company with the broadest range of technology. Based on record design win momentum, Silicon Labs has an extremely bright future,” said John Hollister, the departing Chief Financial Officer at Silicon Labs. “After decades of professional opportunity and growth at Silicon Labs, I’m looking forward to taking on new challenges at GlobalFoundries, a familiar partner and one of the world's leading semiconductor foundries.”

John joined Silicon Labs in 2004 and held a variety of financial management and operational positions until being named CFO in 2013. During his tenure, the company expanded its technology portfolio and global footprint, executed strategic acquisitions and a successful divestiture, and grew its revenue to become the largest wireless pure-play company and a leader in the IoT.

Silicon Labs is poised to continue to scale and grow as the semiconductor market recovers from a cyclical downturn. In its search for a new CFO, Silicon Labs will evaluate candidates for strengths in scaling companies and defining and managing financial strategies for rapid growth.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leader in secure, intelligent wireless technology for a more connected world. Our integrated hardware and software platform, intuitive development tools, thriving ecosystem, and robust support make us an ideal long-term partner in building advanced industrial, commercial, home and life applications. We make it easy for developers to solve complex wireless challenges throughout the product lifecycle and get to market quickly with innovative solutions that transform industries, grow economies, and improve lives. silabs.com

CONTACT: Claudia Husemann, Communications Director, +1 (512) 897-9081, pr@silabs.com, or Thomas Haws, Investor Relations Manager, (512) 416-8500, investor.relations@silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of COVID-19 on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

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